[GRAPHIC OMITTED]
DEAN HELLER
SECRETARY OF STATE                                    Entity#
204 NORTH CARSON STREET, SUITE 1                      C28839-2004
CARSON CITY, NEVADA 89701-4299                        Document Number
(775) 684 5708                                        20050119417-60
WEBSITE: SECRETARYOFSTATE.BIZ                         Date Filed:
                                                      4/12/2005 3:20:34 PM
                                                      IN THE OFFICE OF
----------------------------------------
  AMENDED CERTIFICATE OF DESIGNATION                  /s/Dean Heller
  BEFORE ISSUANCE OF CLASS OR SERIES                  DEAN HELLER
     (PURSUANT TO NRS 78.1955)                        SECRETARY OF STATE
----------------------------------------

Important: Read attached instructions
     before completing form.                  ABOVE SPACE IS FOR OFFICE USE ONLY


             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
             ------------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.1955 - BEFORE ISSUANCE OF CLASS OR SERIES)

1. Name  of  corporation:
--------------------------------------------------------------------------------
INTERNATIONAL DEVELOPMENT CORP.
--------------------------------------------------------------------------------

2. The original class or series of stock set forth:
--------------------------------------------------------------------------------

Series B Preferred Stock, 1,000,000 shares.

--------------------------------------------------------------------------------
3. By resolution of the board of directors the original class or series is amended as follows:
--------------------------------------------------------------------------------
Series B Preferred Stock is to consist Of 5,000,000 shares.



--------------------------------------------------------------------------------
4. As of the date of this certificate no shares of the class or series of stock have been issued.

                                       -----------------------------------------
5. Effective date of filing (optional):
                                       -----------------------------------------
                                         (must not be later that 90 days
                                          after the certificate is filed)

6. Officer Signature (Required):  /s/ illegible
                                 -----------------------------------------------


  IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

  Filling Fee: $175.00

  SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees see attached fee schedule.

                          Nevada Secretary of State AM 78.1955 Before Issue 2003
                                                             Revised on 11/03/00